AMENDMENT
TO
PARTICIPATION AGREEMENT

This amendment (the "Amendment") is made and entered into as of February 14, 2003 by and among AIM Variable Insurance Funds, Principal Life Insurance Company, and Princor Financial Services Corporation (collectively, the "parties") in order to modify that certain Participation Agreement (the "Agreement") entered into by the parties as of June 8, 1999 is hereby amended as follows.

Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

FUNDS AVAILABLE UNDER THE CONTRACTS	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares) AIM V.I. Aggressive Growth Fund AIM V.I. Core Equity Fund AIM V.I. Growth Fund AIM V.I. International Growth Fund AIM V.I. Premier Equity Fund	▪ Principal Life Insurance Company Separate Account B	▪ The Principal® Variable Annuity ▪ Principal Freedom Variable Annuity
	▪ Principal Life Insurance Company Variable Life Separate Account	▪ PrinFlex Life® Variable Life Insurance ▪ Survivorship Variable Universal Life Insurance ▪ Flexible Variable Life Insurance ▪ Principal Variable Universal Life Accumulator ▪ Executive Variable Universal Life Accumulator ▪ Benefit Variable Universal Life Accumulator ▪ Principal Variable Universal Life Accumulator II

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

AIM VARIABLE INSURANCE FUNDS

Attest: [signature]
Name: Jim Coppedge
Title: Assistant Secretary

(SEAL)

By: [signature]
Name: Carol F. Relihan
Title: Senior Vice President

PRINCOR FINANCIAL SERVICES CORPORATION

Attest: Amy B. McCann
Name: Amy B McCann
Title:

(SEAL)

AMY B. McCANN
Commission Number 224806
My Commission Expires
September 30, 2005

By: Ernest H Gillum
Name: Ernest H Gillum
Title: Vice President

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PRINCIPAL LIFE INSURANCE COMPANY

Attest: Amy Dippel
Name: Amy Dippel
Title:

(SEAL)

NOTARIAL SEAL IOWA
AMY DIPPEL
COMMISSION NO. 711120
MY COMMISSION EXPIRES
1-3-2004

By: David House
Name: DAVID HOUSE
Title: Asst. Director

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